UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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ModusLink Global Solutions, Inc. (Name of Registrant as Specified in Its Charter)

PEERLESS SYSTEMS CORPORATION TIMOTHY E. BROG JEFFREY S. WALD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PEERLESS SYSTEMS CORPORATION

December 5, 2011

Dear Fellow Stockholder:

Peerless Systems Corporation (“Peerless”), a large stockholder of ModusLink Global Solutions, Inc. (“ModusLink” or the “Company”), owns approximately 2.4% of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”).  Our sole objective is to preserve and then maximize stockholder value.  The current Board of Directors has overseen a continuous decline in operating performance, investments that quickly lost significant value, a declining stock price and a chronically shrinking enterprise value.  IT IS TIME FOR A CHANGE.

As a stockholder of the Company are you better off today than you were one year ago, three years ago or five years ago?  If you are better off today than at any of those dates in time, then perhaps you should consider voting for the Company’s nominees.  However, if you are not better off today and you feel IT IS TIME FOR A CHANGE, we urge you to support our Nominees (defined below) and send a loud and clear message to the ModusLink Board.  IT IS TIME FOR A CHANGE.

Remember that the closing price of ModusLink Common Stock and the enterprise value of the Company on September 28, 2011, the day prior to our public announcement (the “Announcement Date”) of our intention to solicit proxies in favor of our two Nominees (defined below), was $3.35 per share and $21.8 million, respectively.

Our nominees, Timothy E. Brog and Jeffrey S. Wald (the “Peerless Nominees” or “Nominees”), will represent two members of the Company’s eight person Board.  Accordingly, our Nominees will not be able to adopt any measures without the support of at least several other members of the current Board.  Nevertheless, we believe that the election of our Nominees will provide a strong signal to the current Board of Directors that the stockholders of ModusLink want the Company to move in a new direction as opposed to continuing its failed policies of the past.

We are soliciting proxies to elect our director nominees, Timothy Brog and Jeffrey Wald.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Peerless urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about December 7, 2011.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at its address and phone numbers listed below.

Thank you for your support.
Timothy Brog
Chairman and Chief Executive Officer
Peerless Systems Corporation

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Peerless’ proxy materials, please call
D.F. King & Co., Inc at the phone numbers listed below.

D.F. King & Co., Inc.
48 Wall Street
       New York, NY 10005
Call Toll-Free: (800) 347-4750
Banks and Brokerage Firms Call Collect (212) 269-5550

2011 ANNUAL MEETING OF STOCKHOLDERS

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

PROXY STATEMENT

OF

PEERLESS SYSTEMS CORPORATION

Peerless Systems Corporation, a Delaware Corporation (“Peerless”), is a large stockholder of ModusLink Global Solutions, Inc., a Delaware corporation (“ModusLink” or the “Company”).  Peerless believes that the ModusLink Board of Directors (the “Board”) and its senior management team has overseen a continuous decline in operating performance, investments that have quickly lost significant value, a declining stock price and a chronically shrinking enterprise value.  Peerless believes that IT IS TIME FOR A CHANGE.  Peerless is therefore seeking your support at the annual meeting of stockholders scheduled to be held at the Norton's Woods Conference Center at the American Academy of Arts and Sciences, 136 Irving Street, Cambridge, Massachusetts 02138, on Friday, January 20, 2012 at 9:00 a.m. local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), relating to the following proposals:

1.	To elect Timothy Brog and Jeffrey Wald to the Company’s Board of Directors to each serve as a director for a three-year term expiring in 2014 or until a successor is duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of ModusLink’s named executive officers;

3.	To approve, on an advisory basis, the frequency of future executive compensation advisory votes;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year;

5.	To approve the so called “Tax Benefit Preservation Plan” adopted by the Company’s Board of Directors (the “Board”) on October 17, 2011;

6.
To adopt a non-binding resolution that the Company’s Board of Directors amend the Company’s Restated Certificate of Incorporation, as amended and the Company’s Amended and Restated By-Laws on March 2, 2011 (the “By-Laws”), to eliminate the classified Board of Directors; and

7.	The transaction of other business as may come properly before the Annual Meeting or any meetings held upon postponement or adjournment of the Annual Meeting.

As of the date hereof, Peerless owns 1,059,528 shares of ModusLink Common Stock, representing approximately 2.4% of the outstanding shares.  Peerless is the record owner of 100 shares of Common Stock and the beneficial owner of 1,059,428 shares of Common Stock.

ModusLink has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as December 1, 2011 (the “Record Date”).  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to ModusLink, as of the Record Date, there were 43,831,809 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  Peerless intends to vote all of its Common Stock FOR the election of Timothy Brog and Jeffrey Wald, the Peerless Nominees, AGAINST the compensation paid to the Company’s named executive officers, FOR one year on the frequency of holding Advisory votes on executive compensation, ABSTAIN on the ratification of KPMG as the Company’s Independent Auditors, ABSTAIN on the Tax Benefit Preservation Plan and FOR the Proposal to eliminate the classified Board of Directors.

THIS SOLICITATION IS BEING MADE BY PEERLESS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  PEERLESS IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH PEERLESS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PEERLESS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF TIMOTHY BROG AND JEFFREY WALD, AGAINST THE COMPENSATION PAID TO THE COMPANY’S EXECUTIVE OFFICERS, FOR ONE YEAR ON THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION AND FOR THE PROPOSAL TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS.  PEERLESS IS NOT MAKING ANY RECOMMENDATION RELATING TO THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITORS AND ON THE TAX BENEFIT PRESERVATION PLAN.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MODUSLINK MANAGEMENT TO MODUSLINK, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF TIMOTHY BROG AND JEFFREY WALD, AGAINST THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR ONE YEAR ON THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION AND FOR THE PROPOSAL TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED GOLD PROXY FOR THE ANNUAL MEETING TO PEERLESS, C/O D.F. KING & CO. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF MODUSLINK, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Peerless urges you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of the Peerless Nominees, AGAINST the compensation paid to the Company’s executive officers, FOR one year on the frequency of holding advisory votes on executive compensation and FOR the Proposal to eliminate the classified Board of Directors.

●	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Peerless, c/o D.F. King & Co., in the enclosed envelope today.

●
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

●
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Peerless.  Remember, you can vote for our Nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions regarding your proxy, or need assistance in voting your shares of Common Stock, please call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Call Toll-Free: (800) 347-4750
Banks and Brokerage Firms Call Collect: (212) 269-5550

REASONS FOR THE SOLICITATION

Peerless believes that the ModusLink Board of Directors and Management team have collectively failed to safeguard shareholder value and are responsible for a continuous declining stock price and over the past five fiscal years the destruction of approximately 94% of the Company’s enterprise value.  In our opinion this decline was the result of poorly executed operating strategies and a series of disastrous acquisitions.

MODUSLINK’S PERFORMANCE OVER THE PAST FIVE YEARS HAS
 BEEN A DISASTER FOR STOCKHOLDERS

When measured by almost any financial metric, ModusLink’s performance over the last five years has, in our opinion, been disastrous for the Company’s stockholders.  Consider the following:

●
The price of ModusLink’s Common Stock has declined by approximately 69% since Joseph Lawler became Chief Executive Officer of the Company in August 2004.  The decline was from $13.80 per share to $3.35 per share, the price of the Common Stock on the Announcement Date.  Just in calendar year 2011, the price per share of Common Stock has declined approximately 37% through the Announcement Date, causing a reduction of approximately $108 million in stockholder value. These percentage declines and the significant erosion of shareholder value, includes the benefit of the $0.91 per share dividend paid in March 2011.  This erosion of stockholder value can no longer be tolerated.

●
During the Company’s past five fiscal years from August 1, 2006 through July 31, 2011, which is the time period Joseph Lawler has been Chief Executive Officer and Chairman of the Board, operating income (excluding impairment of goodwill and restructuring charges), gross profit and revenues have declined, (169.4%), (29.3%), and (23.7%), respectively.  The Company’s revenues have incredulously declined even after spending approximately $85 million in cash on three acquisitions and including the revenues from such acquisitions.

●
During fiscal year 2008 and 2009, ModusLink spent approximately $85 million for three acquisitions, and then subsequently wrote down $60 million or about two-thirds of the value of these ill-fated transactions.

●	During Joseph Lawler’s tenure as Chairman of ModusLink, the Company’s book value per share has declined from approximately $10.31 to $5.55 accounting for an approximately 47% loss in book value.

●
The Company has spent stockholder capital on unnecessary and costly initiatives such as implementing SAP Enterprise Resource Planning (“SAP ERP”) software for approximately $32.6 million.  Consider that the enterprise value for ModusLink declined from approximately $378 million, from when the project was integrated at the end of the Company’s fiscal 2007, to approximately $21.8 million on the Announcement Date, representing a stunning 94% decrease in value.

●
The aggregate amount of money spent on the three ill-fated acquisitions ($85 million) and the costly initiative to implement a new ERP system ($32.6 million), is greater than FIVE times the enterprise value of the entire Company on the Announcement Date.

●	ModusLink continues to fund their @Ventures venture capital subsidiary, which we consider to be non-core and a distraction to their main business.

●	ModusLink consistently fails to deliver on its stated financial and operational growth targets.

●	ModusLink continues to oppose the declassification of its staggered Board and the separation of the roles of the Chairman and CEO positions.

●	Management has failed, in our opinion, to implement a credible turnaround strategy, as evident by continued deteriorating operating results, and desperately needs new leadership.

●	IT IS TIME FOR A CHANGE.

WE LOST CONFIDENCE IN THE ABILITY OF THE CURRENT
BOARD TO MAXIMIZE STOCKHOLDER VALUE

Based on the track record of the ModusLink Board, we have no confidence in the ability of its current members to maximize stockholder value.  Every board member of ModusLink’s eight-person Board (except for the two that were added to the Board as part of the Company’s settlement last year with The ModusLink Full Value Committee) has an average length of service of seven years and has presided over ModusLink’s demise.  We question their judgment, business acumen and ability to take the tangible steps necessary to improve the performance of the Company.  IT IS TIME FOR A CHANGE.

MODUSLINK’S COMMON STOCK PERFORMANCE

Six of the eight members of the Board have served since August 1, 2006.  During their oversight, from the closing price of the Common Stock on July 31, 2006 to the Announcement Date, the value of the Common Stock has plummeted approximately 59%, even when you include the $40 million or $0.91 per share special dividend paid in March 2011.   Over the last three fiscal years, Joseph Lawler, the Chairman and CEO, has blamed the economy for the Company’s poor performance and as a consequence the dismal price of its Common Stock.  The only people that the Chairman should blame are himself, his directors and his management team.  We would like to see the Board accept responsibility for their performance.  Stockholders are tired of hearing excuses from the Board and management.

ModusLink's Historical Stock Price Performance From July 31, 2006 – September 28, 2011*

$28.00
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
7/31/2006
9/30/2006
11/30/2006
1/31/2007
3/31/2007
5/31/2007
7/31/2007
9/30/2007
11/30/2007
1/31/2008
3/31/2008
5/31/2008
7/31/2008
9/30/2008
11/30/2008
1/31/2009
3/31/2009
5/31/2009
7/31/2009
9/30/2009
11/30/2009
1/31/2010
3/31/2010
5/31/2010
7/31/2010
9/30/2010
11/30/2010
1/31/2011
3/31/2011
5/31/2011
7/31/2011
9/30/2011

Source:  Yahoo Finance

*   Adjusted for the special dividend of $.91 per share of Common Stock paid in March 2011

AS A SIGNIFICANT STOCKHOLDER OF MODUSLINK, WE ARE COMMITTED TO MAXIMIZING VALUE FOR ALL STOCKHOLDERS

Peerless is a significant stockholder of ModusLink.  As such, our interests are aligned with yours.  We are interested solely in maximizing the value of the Common Stock for the benefit of all stockholders.

Although our Nominees do not have specific plans as of this date with respect to enhancing the value of the Company, our Nominees will, if elected, commit themselves to exploring all strategic alternatives to maximize stockholder value and ensuring that the Company undergoes a thorough and comprehensive strategic review of opportunities.  Our Nominees will, if elected, constitute a minority of the Board, at least until the 2012 annual meeting or some other change in composition of the Board.  Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Board.  The Nominees therefore should be expected to articulate and raise their concerns about ModusLink’s business activities and strategy to maximize stockholder value with the rest of the ModusLink Board members.

Our Nominees are committed to:

●
Ensuring that ModusLink undergoes a thorough and comprehensive strategic review of opportunities to maximize stockholder value.  We will argue forcefully that a genuine process is carried out by the Board and that prudent decisions are made – no fire sales or reactionary decisions will be taken by the Company.  On the other hand, we will also attempt to make sure that no attractive offers for all or part of the Company will be rejected without due consideration.

●
Ensuring that the Company undertakes a thorough line-by-line review of opportunities to cut costs and reduce overhead.  We don’t believe that now is the time to waste stockholder value by reinvesting realized costs savings into new growth initiatives.

●	Reduce executive compensation and bonus packages.

●	Seek to attract new management talent.

●	Improve corporate governance practices.

Notwithstanding the Company’s September 27, 2011 press release indicating that it is undertaking various cost savings initiatives during fiscal 2012 and 2013, Peerless believes that these actions are too little too late and fears that the Company, as it has stated, will continue to destroy stockholder value by using all of the potential cost savings for further reinvestment.

Our interests are clearly aligned with yours, the other stockholders.  We want to maximize value for all ModusLink stockholders.  We see the opportunity for the Peerless Nominees to participate constructively as directors, and particularly with respect to maximizing value for all stockholders.  Our concern is to safeguard stockholder interests and that a sound turnaround plan is quickly instituted.  In our view, the performance of the current Board and management team have not served the best interests of the stockholders and raises serious questions as to whether the incumbent directors can provide the best solution to the Company’s problems.  Their record speaks for itself.  IT IS TIME FOR A CHANGE.

PEERLESS NOMINEES HAVE THE EXPERIENCE
NECESSARY TO ASSIST IN MAXIMIZING STOCKHOLDER VALUE

Peerless, a significant stockholder of ModusLink, has a vested financial interest in maximizing stockholder value for all ModusLink stockholders.  Our interests are aligned with the interests of all stockholders.  The Peerless Nominees have extensive experience in the financial services industry, as further discussed in the biographical extract below.  If elected to the Board, the Peerless Nominees will endeavor to use their experience to assist the Company with the goal of maximizing value for all stockholders.

The Peerless Nominees, if elected, will be two of eight directors on the Board.  If elected, the Peerless Nominees will, subject to their fiduciary duties as directors, work with the other members of the Board to maximize stockholder value.  Although the Peerless Nominees will not be able to adopt any measures without the support of other members of the current Board, we believe that the election of the Peerless Nominees will send a strong message to the Board that IT IS TIME FOR A CHANGE.

BACKGROUND OF THE PROXY SOLICITATION

       On three separate occasions in early September 2011, Mr. Timothy Brog called Mr. Joseph Lawler, a director and Chief Executive Officer of the Company to discuss his views on ModusLink’s operations, corporate governance and how to enhance shareholder value.  According to Mr. Lawler’s assistant he was not available each time and Mr. Brog left a message each time requesting that Mr. Lawler please call him. Mr. Lawler never returned any of the telephone calls.

        On September 8, 2011, Peerless submitted a letter (“the Nomination Letter”) to the Company’s corporate secretary, in full compliance with the Company’s Restated Amended and Restated By-Laws on March 2, 2011, notifying of its intent to nominate Timothy E. Brog and Jeffrey S. Wald, at the Company’s 2011 Annual Meeting of Shareholders (the “Meeting”) to stand for election to the ModusLink Board and its intent to present a non-binding stockholder proposal recommending that the Board amend the Company’s certificate of incorporation and the Bylaws to eliminate the Company’s classified Board.

        On September 9, 2011, Mr. Brog received a telephone call from Robert Joyce, the Company’s director of investor relations, to confirm receipt of Peerless’ Nomination Letter.

        On September 13, 2011, Mr. Brog left a telephone message for Joseph C. Lawler.

        On September 15, 2011, Mr. Brog received a telephone call from Mr. Joyce.  Mr. Joyce offered to schedule a telephone call between Mr. Brog and Steven G. Crane, Chief Financial Officer of the Company, and Mr. Joyce.  Mr. Brog declined the offer and requested again to have a telephone call or a meeting with Mr. Lawler.  Mr. Joyce stated that Mr. Lawler would not be available to speak with Mr. Brog until September 28, 2011, approximately two weeks later.

        On September 20, 2011, Peerless received a letter from Latham & Watkins LLP (“Latham & Watkins”), a large national law firm and the Company’s legal counsel, in response to its notice of intent to nominate directors requesting that Peerless confirm whether it and Raging Capital or LCV Capital Management were party to any agreements, arrangements or understandings, whether written or oral.

        On September 26, 2011, Peerless sent a letter to the Company’s Board of Directors and Latham and Watkins in response to the Company’s letter of September 20, 2011confirming that Peerless was not acting as part of or on behalf of a “group”, as such term is defined in Section 13(d) of the Securities and Exchange Act of 1934.   However, Peerless reserved the right in the future to form a group.  Furthermore, Peerless had no agreements, arrangements or understandings, whether written or oral, with certain other Company stockholders, but Peerless reserved the right in the future to enter into an agreement, arrangement or understanding, whether written or oral, with other Company stockholders.  Peerless also stated that it believed that its addressed all of the Company’s concerns completely and in good faith and is ready, willing and able to address any legitimate concerns or questions which the Company may have relating to its Nomination Letter.

        On September 28, 2011, Mr. Brog spoke with Mr. Joyce by telephone to schedule a meeting with Mr. Lawler and other members of the Company’s management team.  Mr. Joyce informed Mr. Brog that if he travelled to Waltham, Massachusetts, Mr. Lawler could “slot him in for an hour.”

        On September 29, 2011, Peerless issued a press release announcing its intention to nominate directors at the 2011 Meeting.

        On October 3, 2011, Peerless sent the Company a letter requesting stockholder information pursuant to Section 220 of the Delaware General Corporation Law.

        On October 6, 2011, Mr. Brog and Andrew Kule, a Peerless employee, travelled to Waltham, Massachusetts and met with Joseph Lawler, Stephen Crane, Chief Financial Officer of the Company, Mr. Joyce and Peter Gray, General Counsel of the Company for approximately 40 minutes.  Mr. Brog discussed with ModusLink, among other things, his belief that the financial performance of the Company has been disastrous, the Company wasted $85 million of shareholder’s capital on three recent acquisitions, that had subsequently seen significant asset write-downs, and that the Company spent more money on the implementation of its ERP system than the enterprise value of the entire Company.

        On October 10, 2011 Peerless received a letter from the Company’s legal counsel in response to its request for stockholder information pursuant to Section 220 of the Delaware General Corporation Law.

        On October 11, 2011, Mr. Brog was informed by Mr. Gray via email that the Company’s Nominating and Corporate Governance Committee would like to interview the Peerless Nominees.   Mr. Brog sent an email to Mr. Gray respectfully declining the request for an interview of the Nominees since Mr. Brog believed it was disingenuous and that the Nominating Committee has no intention of nominating the Peerless Nominees.  Rather, Mr. Brog informed the Company that this request is merely a tactic intended to elevate the Company  to a purported higher moral ground by demonstrating that it had rejected the Peerless Nominees after due consideration under its nominating procedures.  Mr. Brog reminded the Company that it is ironic, that the same Board members, who have overseen a chronic decline, in excess of 94%, in the enterprise value of the Company and a 74% decline in its stock price, during their tenure from July 31, 2006 through September 28th 2011, are proposing to judge the Nominees on their qualifications.  Mr. Brog stated that the Peerless Nominees would welcome the opportunity to meet with ALL the independent directors of the Company so it can share its thoughts on the operations of the Company’s business as well as other non-operating issues.

        On October 17, 2011, Mr. Brog called Mr. Gray to discuss terms on which the parties could resolve the proxy contest.

        Between October 24, 2011 and November 4, 2011, Peerless and the Company engaged in multiple conversations regarding their respective views on what terms under which Peerless might reach a favorable settlement that would benefit ALL of the Company’s shareholders.

        On November 5, 2011, Mr. Brog and Mr. Wald met with Company’s directors Michael Mardy, Joseph O’Donnell and Edward Lucente in Newark, NJ to discuss Mr. Brog and Mr. Wald’s views regarding the Company.  Mr. Brog stated that the Company’s management has not been held accountable for poor allocation of stockholder money through ill-conceived acquisitions and capital expenditures that have not earned a return on investment, coupled with their inability to turnaround the business as indicated by declining operating trends in fiscal years 2006 through 2011.

On November 14, 2011, Mr. Brog and Mr. Kule agreed to the Company’s request to meet with Mr. Gray and Latham & Watkins at its New York office in good faith with our desire of reaching a settlement to the proxy contest.  To our dismay and shock, instead of using this meeting productively to reach a settlement, Latham & Watkins simply tried to intimidate Peerless and Mr. Brog by stating that if we did not terminate our efforts to elect the Nominees, they would commence litigation against Peerless and Mr. Brog.  At that point Mr. Brog and Mr. Kule were handed a fully completed Summons and Complaint in draft form.

PROPOSAL 1

ELECTION OF DIRECTORS

Peerless is seeking your support at the Annual Meeting to elect Timothy Brog and Jeffrey Wald, our Nominees, in opposition to the two ModusLink director nominees for the election of two Class III directors to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  The Board is currently composed of eight directors, of which two are up for re-election at the Company’s 2011 Annual Meeting.  We are seeking your support at the Annual Meeting to elect Timothy Brog and Jeffrey Wald, the Peerless Nominees, in opposition to the two ModusLink director nominees.

Peerless Nominees

Peerless has nominated Timothy Brog and Jeffrey Wald, both highly qualified nominees, who, if elected, will exercise their independent judgment in accordance with their fiduciary duties as directors in all matters that come before the Board.  Timothy Brog or Jeffrey Wald, Peerless’ Nominees, do not have any material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  They therefore are independent under the Nasdaq Global Market’s rules on board independence.  They are neither employees of ModusLink, nor are they former employees of ModusLink.  They also do not have any personal or business relationships with ModusLink or any current Board member.   The Peerless Nominees would seek to maximize value for ALL stockholders.  If elected, and subject to their fiduciary duties as directors, the Peerless Nominees would have the ability to work with the other members of the Board to take those steps that they deem are necessary or advisable to unlock the Company’s intrinsic value.

        Set forth below are the age, business address, present principal occupation, employment history and directorships of companies for Timothy Brog and Jeffrey Wald for the past five years.  This information has been furnished to Peerless by its Nominees.  The Peerless Nominees are citizens of the United States of America.  The Peerless Nominees have been nominated by Peerless in accordance with the Company’s advance notice provision set forth in its By-Laws.

Timothy E. Brog, age 47, has been the Chairman of the Peerless Board of Directors since June 2008, Chief Executive Officer since August 2010 and a director of Peerless since July 2007.  Mr. Brog was the Managing Director of Locksmith Capital Management LLC, the portfolio manager to Locksmith Value Opportunity Fund LP, a private investment partnership, from September 2007 to August 2010 and the Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008.  Mr. Brog was President of Pembridge Capital Management LLC, the portfolio manager of Pembridge Value Opportunity Fund LP, a deep value activist hedge fund, from June 2004 to September 2007.  Mr. Brog was the Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007.  From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.  Mr. Brog is also a Director of Eco-Bat Technologies Limited, the world´s largest producer of lead and lead alloys.  Mr. Brog’s operational, legal, investment banking and value investment experience position him well to serve as a director of the Company if elected.

Jeffrey S. Wald, age 37, has been a director of Peerless since June 2010.  Since May 2010, Mr. Wald has been the Chief Operating Officer and Chief Financial Officer of Work Market, Inc., a labor resource platform that enables an on demand work force that he co-founded.  Mr. Wald was a consultant to Peerless from December 2008 until October 2010, advising the Company on a day-to-day basis regarding sourcing and executing potential acquisitions.  From May 2008 to December 2008, Mr. Wald was a Managing Director at Barington Capital Group, L.P. an activist hedge fund manager, where he initiated investments and managed Barington’s portfolio of investments.  From March 2007 through May 2008, Mr. Wald was the Chief Operating Officer and Chief Financial Officer of Spinback, Inc., an internet commerce company he co-founded.  From January 2003 to March 2007, Mr. Wald was a Vice President at The GlenRock Group, a private equity firm which invests in undervalued, middle market companies as well as emerging and early stage companies.  Earlier in his career, Mr. Wald held positions in the mergers and acquisitions department at J.P. Morgan Chase & Co.  Mr. Wald received an MBA from Harvard University and an M.S and B.S. from Cornell University.  Mr. Wald is a director of Sielox, Inc., which develops, designs and distributes security solution products.  Mr. Wald has substantial experience in the area of venture capital, technology, principal investing and operations.

       There is no assurance that any of the candidates who have been nominated by the Company will serve as a director if a Peerless Nominee is elected.  Peerless does not expect that the Peerless Nominees will be unable to stand for election, but in the event that such person is unable to serve or, for good cause, will not serve, the shares represented by the enclosed GOLD proxy card will be voted for substitute nominees to the extent permitted by the Company’s By-Laws and applicable law.  In addition, Peerless reserves the right to nominate substitute persons if ModusLink makes or announces any changes to its Amended and Restated By-Laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Peerless Nominees.  In such cases, Peerless will disseminate a supplement to this proxy statement and a revised proxy card that (i) identifies the substitute nominees, (ii) states that such substitute nominees have consented to being named in the supplement and to serve if elected, (iii) includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such substitute nominees, and (iv) will otherwise comply with any applicable provisions under the Company’s By-Laws and SEC rules and regulations.  In any such cases, shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  Peerless reserves the right to nominate additional persons if ModusLink increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Peerless that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF TIMOTHY BROG AND JEFFREY WALD, THE PEERLESS NOMINEES, ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Peerless believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program.  Beginning this year, the Company is required to provide its stockholders with the opportunity to approve on an advisory basis the compensation of the named executive officers as such information is disclosed in the Company’s Proxy Statement.

        The Company states that they align the compensation of its executive officers with both short and long term business goals, with a significant portion of compensation “at risk” and directly linked to the overall performance of the Company.  Furthermore, they state that the Company’s executive compensation policy aligns the interests of the executive officers with the interests of the Company’s stockholders.  Peerless believes that the compensation paid to its executive officers is extremely exorbitant especially in light of the Company’s rapidly declining business performance, shrinking enterprise value and plummeting stock price.  It is Peerless’ belief that based upon the total compensation paid to the Company’s five named executive officers of $6.7 million in fiscal 2010 and $4.0 million in fiscal 2011, either (a) the compensation paid to the Company’s executive officers is not aligned with the overall performance of the Company, or (b) the Company’s Board believes that the executive officers are performing well.  During this same period, the Company’s enterprise value went from $178 million to $120 million from the beginning to the end of fiscal 2010 and then down to $21.8 million as of the Announcement Date.

    Peerless STRONGLY recommends that the stockholders vote AGAINST the following resolution:

Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures in ModusLink’s proxy statement.

    As an advisory vote, this proposal is not binding upon the Company or the Board of Directors.  However, the Company’s Compensation Committee may value the opinions expressed by its stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

    Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast.  Since abstentions are deemed to be votes casted, they will have an effect on the outcome of the proposal.  On the other hand, “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

PEERLESS STRONGLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY ADVISORY VOTES

    As described in Proposal 2 above, stockholders are required to be provided an opportunity to cast an advisory vote on the Company’s executive compensation.  This Proposal 3 provides stockholders with an opportunity to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes.  Stockholders may vote for a frequency of every one, two or three years, or may abstain from casting a vote.

    Peerless believes that an advisory vote as to executive compensation should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program.  This is consistent with management’s and the Company’s Compensation Committee’s annual review of their executive compensation program.  Peerless also believes that an annual vote will facilitate more direct stockholder input about executive compensation.

    Because your vote is advisory, it will not be binding on the Company or the Board.  However, the Board will take into account the results of the vote in making its determination as to the frequency of such vote in the future.

Vote Required

    Because Proposal 3 seeks the input of stockholders and provides stockholders with multiple voting options, there is no minimum vote requirement for Proposal 3.  Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

    PEERLESS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR A FREQUENCY OF “EVERY YEAR” FOR FUTURE SAY-ON-PAY ADVISORY VOTES.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee of the Board has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2012, and recommends that the stockholders vote for ratification of such appointment.  If the stockholders do not ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Vote Required

    Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

Peerless is not making any recommendation relating to the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.  If you return your signed GOLD proxy card without marking voting selections on this Proposal, no vote will be cast with respect to this Proposal 4.

PROPOSAL 5

APPROVAL OF TAX BENEFITS PRESERVATION PLAN

    On October 17, 2011, the Board adopted a Tax Benefit Preservation Plan between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (as amended from time to time, the “Tax Plan”).  The Board is asking stockholders to approve the Tax Plan at the 2011 Meeting.

Background and Reasons For Proposal

    By adopting the Tax Plan, the Board is seeking to preserve the value of certain deferred tax benefits, including those generated by the Company’s net operating losses (collectively, the “Tax Benefits”).  As of October 18, 2011, the Company had Tax Benefits of approximately $2.0 billion, which can be utilized in certain circumstances to offset future U.S. taxable income.  The Company’s ability to use these Tax Benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Board believes it is in the best interest of the Company and its stockholders that the Company provides for the protection of the Tax Benefits by adopting the Tax Plan.

Peerless’ View on the Tax Plan

    Peerless believes that it is very important that the Board take action in order to preserve the Company’s Tax Benefits.  What we do not understand is why the Board had not adopted the Tax Plan over the past 5 years.  Therefore, we are highly suspect of the timing and therefore the motives of the Board when they only adopt such a plan in the middle of this proxy contest.  It clearly seems that one of the Company’s motives in approving the Tax Plan is to adopt it as an anti-takeover defense in order to protect the current Board.

Based upon the above, Peerless is not making any recommendation relating to the approval of the Tax Benefit Preservation Plan.  If you return your signed GOLD proxy card without marking voting selections on this Proposal, no vote will be cast with respect to this Proposal 5.

Vote Required

    Approval of the Tax Plan requires the affirmative vote of the majority in voting power of all outstanding shares of Common Stock that are present in person or by proxy at the 2011 Meeting and entitled to vote on the proposal to approve the Tax Plan.  With respect to this Proposal 5, abstentions are considered shares “present and entitled to vote” at the meeting and therefore will have the same effect as voting against the Tax Plan. “Broker non-votes” will not be treated as shares which are “present and entitled to vote” on the Tax Plan and, as such, will have no effect on the outcome of Proposal 5.

PROPOSAL 6

PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE MODUSLINK BOARD

Peerless intends to make the following proposal at the Annual Meeting:

To recommend that the Company’s Board of Directors amend the Company’s Certificate of Incorporation (“COI”) and Restated By-Laws, as Amended March 2, 2011, to eliminate the Classified Board of Directors;

Commentators and corporate governance experts disagree on the propriety and utility of classified Board of Directors.  We believe that a classified board has served to entrench the ModusLink Board and has reduced the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.

Peerless believes that declassifying the ModusLink Board will increase the Board’s accountability to all stockholders and minimize the impact of entrenched directors and management.  Peerless believes that directors who are up for re-election only every three years are less likely to be attentive to stockholder concerns and are thus more likely to "rubber stamp" management decisions.  In addition, the current classified board structure serves as an unwarranted de facto anti-takeover defense.  A classified board ensures that no stockholder or group of stockholders, regardless of ownership interest (even owning more than 80% of the outstanding Common Stock) can elect a majority on the Board in the near term.   This will deter interested parties from seeking to invest in or acquire shares in the Company.

Unfortunately, the ModusLink Board of Directors has decided to oppose our proposal to declassify the Board, which would provide for the annual election of all directors.

This proposal is non-binding on the Company.  However, if approved, stockholders would send a clear signal to the Board that the stockholders demand that the classified board be eliminated.  In order to remove the classified board, the Board would need to amend the Company’s COI and By-Laws.  The COI would then need to be submitted to a vote of the Company’s stockholders.  Upon such amendment, the directors would be elected for one year terms.

YOU ARE URGED TO VOTE “FOR” THE PROPOSAL TO RECOMMEND TO THE BOARD TO ELIMINATE THE CLASSIFIED BOARD.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Stockholders who sell shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date.  Based on publicly available information, Peerless believes that the only class of outstanding ModusLink securities entitled to vote at the Annual Meeting is shares of Common Stock.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Timothy Brog and Jeffrey Wald, the Peerless Nominees to the Board, FOR the Proposal to eliminate the classified Board of Directors, AGAINST the compensation paid to the Company’s executive officers and FOR ONE YEAR on the frequency of holding advisory votes on executive compensation, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors.  The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the shares of Common Stock at a meeting at which a quorum is present.

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.  If a broker does not receive voting instructions from the beneficial owner, it may vote the shares of the beneficial owner on routine matters, but not non-routine matters.  Proposals 1, 2, 3, 5 and 6 are non-routine matters.

Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the meeting.  However, abstentions and broker-non votes will have no effect with respect to Proposal 1.  With respect to Proposals 2, 3, 4 and 6, abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of these proposals. With respect to Proposal 5, abstentions are considered shares “present and entitled to vote” at the meeting and therefore will have the same effect as voting against the proposal. “Broker non-votes” will not be treated as shares which are “present and entitled to vote” on Proposal 5 and, as such, will have no effect on the outcome of Proposal 5.

A stockholder may cast votes for the Peerless Nominees by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to Peerless in care of D.F. King & Co., at the address set forth on the back cover of this Proxy Statement.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such shares of Common Stock provide them with instructions on how to vote.

REVOCATION OF PROXIES

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Revocation may be accomplished by the execution of a later dated GOLD proxy, or a later casted Internet or telephone vote, with regard to the same shares or by giving notice in writing or in open meeting.  The delivery of a subsequently dated GOLD proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered to Peerless in care of D.F. King & Co. at the address set forth on the back cover of this Proxy Statement.  Although a revocation is effective if delivered to ModusLink, Peerless requests that either the original or photostatic copies of all revocations be mailed to Peerless in care of D.F. King & Co. at the address set forth on the back cover of this Proxy Statement, so that Peerless will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding shares of Common Stock represented thereby.  Additionally, D.F. King & Co. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated GOLD proxies for the election of the Peerless Nominees.

IF YOU WISH TO VOTE “FOR” THE ELECTION OF THE PEERLESS NOMINEES TO THE BOARD, “AGAINST” THE COMPENSATION PAID TO THE COMPANY’S EXECUTIVE OFFICERS, FOR “ONE YEAR” ON THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION AND “FOR” THE PROPOSAL TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Peerless.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Peerless has entered into an agreement with D.F. King & Co. for solicitation and advisory services in connection with this solicitation, for which D.F. King & Co. will receive a fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  D.F. King & Co. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Peerless has entered into an agreement with Hedge Fund Solutions, LLC for solicitation and advisory services in connection with this solicitation, for which Hedge Fund Solutions, LLC will receive a monthly fee of approximately $7,500 and a success fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  D.F. King & Co. and Hedge Fund Solutions, LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Peerless has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Peerless will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that D.F. King & Co.  and Hedge Fund Solutions, LLC will employ approximately 10 and 3 persons, respectively, to solicit ModusLink’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Peerless.  In the event that the Peerless Nominees are elected to the Board or if any of the Peerless Proposals are approved by stockholders, we will seek reimbursement of our expenses from ModusLink and will not submit such reimbursement to a vote of stockholders.  Costs of this solicitation of proxies are currently estimated to be approximately $300,000.  Peerless estimates that through the date hereof its expenses in connection with this solicitation are approximately $100,000.

ADDITIONAL PARTICIPANT INFORMATION

Peerless’ Business Description

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Additional Information

The principal business address of Peerless is 300 Atlantic Street, Suite 301, Stamford, CT 06901.  The principal business address of the Peerless Nominees are:

Timothy Brog, 300 Atlantic Street, Suite 301, Stamford, CT 06901
Jeffrey Wald, 20 West 20th Street, New York, NY 10011

As of the date hereof, Peerless owns 1,059,528 shares of Common Stock, representing approximately 2.4% of the outstanding shares.  Peerless is the record owner of 100 shares of Common Stock and the beneficial owner of 1,059,428 shares of Common Stock. Neither Mr. Brog nor Mr. Wald directly owns any shares of the Company.  Due to their respective positions with Peerless, Mr. Brog and Mr. Wald may be deemed to indirectly beneficially own an aggregate of 1,059,528 shares of ModusLink Common Stock.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock owned by Peerless.

For information regarding purchases and sales of securities of ModusLink during the past two years by Peerless and the Peerless Nominees see Schedule I.

Peerless reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

            Peerless may from time-to-time determine to acquire additional securities of ModusLink, dispose of any or all securities of ModusLink, or seek to acquire a controlling interest in ModusLink through a merger, acquisition, tender offer, or other similar transaction, each to the extent deemed advisable by Peerless in light of its general investment policies, market conditions, subsequent developments affecting ModusLink and the general business and future prospects of ModusLink.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of ModusLink; (iii) no participant in this solicitation owns any securities of ModusLink which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of ModusLink during the past two years; (v) no part of the purchase price or market value of the securities of ModusLink owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of ModusLink, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of ModusLink; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of ModusLink; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of ModusLink’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which ModusLink or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by ModusLink or its affiliates, or with respect to any future transactions to which ModusLink or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Peerless Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

This section is based upon ModusLink’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on October 24, 2011.

The following table sets forth certain information, as of October 15, 2011, with respect to the beneficial ownership of shares of Common Stock by: (i) 5% stockholders; (ii) the members of the Board of the Company, including the Company’s Chairman, President and Chief Executive Officer; (iii) the Company’s Chief Financial Officer; (iv) the Company’s three other most highly compensated executive officers who were serving as executive officers on July 31, 2011 (collectively with the Chief Executive Officer and the Chief Financial Officer, the “named executive officers”); and (v) all current executive officers and members of the Board of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Class (2)
5% Stockholders Steel Partners, Ltd.(3)	4,367,275	9.9%
BlackRock, Inc.(4)	3,263,693	7.4%
Dimensional Fund Advisors LP(5)	2,855,838	6.5%
Schneider Capital Management Corporation(6)	2,448,321	5.6%
Directors and Nominees Virginia G. Breen(7)	33,194	*
Jeffrey J. Fenton(8)	33,116	*
Thomas H. Johnson(9)	46,194	*
Francis J. Jules(10)	49,344	*
Joseph C. Lawler(11)	711,368	1.6%
Edward E. Lucente(12)	59,194	*
Michael J. Mardy(13)	58,394	*
Joseph M. O’Donnell(14)	18,716	*
Named Executive Officers (other than CEO) Steven G. Crane(15)	239,236	*
Peter L. Gray(16)	114,009	*
William R. McLennan(17)	282,533	*
David J. Riley(18)	130,414	*
All current executive officers and directors, as a group (12 persons) (19)	1,783,788	4.0%

(1)
For  purposes  of  this  table,  beneficial  ownership  is  determined  by  rules  promulgated  by  the  Securities  and  Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 15, 2011, through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The Company believes that each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity unless noted otherwise. Unless otherwise indicated, the address of each person listed in the table is c/o ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, MA 02451.

(2)	Number of shares deemed outstanding includes 43,820,641 shares of Common Stock as of October 15, 2011, plus any shares subject to Presently Exercisable Options held by the person in question.

(3)
Based on information provided in a Schedule 13D filed by Handy & Harman, Ltd. (“HNH”), BNS Holdings, Inc. (“BNS”), Steel Partners, Ltd. (“SPL”), Steel Partners Holdings L.P. (“Steel Holdings”), SPH Group LLC (“SPHG”), SPH Group Holdings LLC (“SPHG Holdings”), Steel Partners LLC (“Partners LLC”), and Warren G. Lichtenstein with the SEC on October 14, 2011. The principal business address of HNH is 1133 Westchester Avenue, Suite N222, White Plains, New York 10604. The principal business address of BNS is 49 Stanton Avenue, Riverside, Rhode Island 02915. The principal business address of the entities and persons other than HNH and BNS is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

●
SPL owns 60,000 shares of Common Stock.  Mr. Lichtentstein is the Chief Executive Officer and sole director of SPL. Accordingly, by virtue of Mr. Lichtenstein's relationship with SPL, Mr. Lichtenstein may be deemed to beneficially own the shares of Common Stock owned directly by APL. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by  SPL except to the extent of his pecuniary interest therein. SPL and Mr. Lichtenstein have shared dispositive and voting power with respect to the 60,000 shares owned by SPL.

●
BNS owns 540,015 shares of Common Stock. SPHG Holdings owns approximately 85% of the outstanding shares of common stock of BNS. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Partners LLC is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings. Mr. Lichtenstein is the manager of Partners LLC. Accordingly, by virtue of SPHG Holdings’ ownership of BNS and the relationships discussed above, each of SPHG Holdings, Steel Holdings, SPHG, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the shares of Common Stock owned directly by BNS. Each of SPHG Holdings, SPHG, Steel Holdings, Partners LLC and Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by BNS except to the extent of his or its pecuniary interest therein. BNS, SPHG Holdings, SPHG, Steel Holdings, Partners LLC and Mr. Lichtenstein have shared dispositive and voting power with respect to the 540,015 shares owned by BNS.

●
HNH owns 3,757,260 shares of Common Stock. SPHG Holdings owns approximately 55% of the outstanding shares of common stock of HNH. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Partners LLC is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings. Mr. Lichtenstein is the manager of Partners LLC. Accordingly, each of SPHG Holdings, Steel Holdings, SPHG, Partners LLC and Mr. Lichtenstein could be deemed to beneficially own the shares of Common Stock owned directly by HNH. Each of SPHG Holdings, Steel Holdings, SPHG, Partners LLC and Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by HNH. HNH has sole dispositive and voting power with respect to the 3,757,260 shares owned by HNH.

(4)
Based solely on information provided in a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 7, 2011, BlackRock has sole dispositive power and sole voting power with respect to such shares. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

(5)
Based solely on information provided in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 11, 2011, Dimensional has shared dispositive power with respect to such shares and sole voting power with respect to 2,742,226 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are collectively referred to as the “Funds.” As a result of its role as investment advisor or investment manager to the Funds, Dimensional may be deemed to be the beneficial owner of the 2,855,838 shares of Common Stock held by the Funds. However, Dimensional does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by the Funds and Dimensional disclaims beneficial ownership of such securities. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)
Based solely on information provided in a Schedule 13G filed by Schneider Capital Management Corporation (“Schneider”) with the SEC on February 14, 2011, Schneider has sole dispositive power with respect to such shares and sole voting power with respect to 1,437,724 shares. Schneider’s address is 460 E. Swedesford Rd., Suite 2000, Wayne, PA 19087.

(7)	Includes 19,200 shares which may be acquired by Ms. Breen pursuant to Presently Exercisable Options.
(8)	Includes 7,222 shares which may be acquired by Mr. Fenton pursuant to Presently Exercisable Options.
(9)	Includes 27,200 shares which may be acquired by Mr. Johnson pursuant to Presently Exercisable Options.
(10)	Includes 34,400 shares which may be acquired by Mr. Jules pursuant to Presently Exercisable Options.
(11)	Includes 285,482 shares which may be acquired by Mr. Lawler pursuant to Presently Exercisable Options.
(12)
Includes 27,200 shares which may be acquired by Mr. Lucente pursuant to Presently Exercisable Options. Includes 15,000 shares held by a limited partnership controlled by Mr. Lucente and his wife; Mr. Lucente and his wife have shared dispositive and voting power with respect to such shares.

(13)	Includes 34,400 shares which may be acquired by Mr. Mardy pursuant to Presently Exercisable Options.
(14)	Includes 7,222 shares which may be acquired by Mr. O’Donnell pursuant to Presently Exercisable Options.
(15)	Includes 131,248 shares which may be acquired by Mr. Crane pursuant to Presently Exercisable Options.
(16)	Includes 61,039 shares which may be acquired by Mr. Gray pursuant to Presently Exercisable Options.
(17)	Includes 174,332 shares which may be acquired by Mr. McLennan pursuant to Presently Exercisable Options.
(18)	Includes 69,081 shares which may be acquired by Mr. Riley pursuant to Presently Exercisable Options.
(19)	Includes 878,026 shares which may be acquired pursuant to Presently Exercisable Options.

OTHER MATTERS AND ADDITIONAL INFORMATION

Peerless is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Peerless is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

CERTAIN OTHER INFORMATION

Peerless has omitted from this Proxy Statement certain disclosures required by applicable law that will be included in the Company’s Proxy Statement and 2011 Annual Report on Form 10-K being sent by the Company in connection with the Annual Meeting.  These disclosures include, among other things, information concerning the compensation of the Company’s executive officers, and the procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting. Stockholders should refer to the Company’s proxy statement in order to review this disclosure.  Peerless does not make any representation as to the accuracy or completeness of the information contained in the Company’s proxy statement.

This Proxy Statement and any other proxy soliciting materials relating to the solicitation of proxies by the Participants that are filed by Peerless with the SEC are available without charge at the SEC's website at http://www.sec.gov. In addition, the proxy materials are available without charge at http://www.dfking.com/moduslink.

Dated December 5, 2011

With kind regards, Your Fellow Stockholder PEERLESS SYSTEMS CORPORATION Timothy Brog Chairman and Chief Executive Officer

SCHEDULE I

TRANSACTIONS IN SECURITIES OF MODUSLINK
DURING THE PAST TWO YEARS

Except as otherwise specified, all transactions were effected in the open market.

Transactions in the Company’s securities by Peerless:

Date of Transaction	Nature of Transaction	Number of Securities	Date of Transaction	Nature of Transaction	Number of Securities
8/12/2011	Purchase	3,100	9/21/2011	Purchase	53,956
8/15/2011	Purchase	21,512	9/22/2011	Purchase	25,318
8/16/2011	Purchase	23,465	9/23/2011	Purchase	31,115
8/17/2011	Purchase	10,000	9/26/2011	Purchase	1,000
8/18/2011	Purchase	100,060	9/28/2011	Purchase	166,784
8/19/2011	Purchase	81,347	10/4/2011	Purchase	14,117
8/22/2011	Purchase	26,416	10/14/2011	Sale	30,030
8/23/2011	Purchase	8,825	10/18/2011	Sale	75,970
8/24/2011	Purchase	111,355	10/19/2011	Sale	132
8/25/2011	Purchase	45,701	10/24/2011	Sale	17,762
8/26/2011	Purchase	250,000	10/25/2011	Sale	3,967
8/29/2011	Sale	18,704	10/26/2011	Sale	898
8/30/2011	Sale	2,977	10/27/2011	Sale	45,951
9/2/2011	Purchase	47,365	10/28/2011	Sale	769
9/6/2011	Purchase	3,626	10/31/2011	Sale	33,290
9/9/2011	Purchase	68,670	11/1/2011	Purchase	59,059
9/12/2011	Purchase	31,539	11/2/2011	Purchase	5,000
9/14/2011	Sale	3,000	11/7/2011	Purchase	11,300
9/19/2011	Purchase	48,428	11/9/2011	Purchase	10,000
9/20/2011	Purchase	30,792	11/10/2011	Purchase	3,128

Transactions in the Company’s securities by the Nominees:

None

IMPORTANT

Please review this document and the enclosed materials carefully.  YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to D.F. King & Co., Inc. (“D.F. King”), in the postage-paid envelope provided today.

2.
If you have previously signed and returned a White proxy card to ModusLink, you have every right to change your vote.  Only your latest dated card will count.  You may revoke any White proxy card already sent to ModusLink by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided.  Any proxy may be revoked at any time prior to the 2011 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2011 Annual Meeting to D.F. King, or by voting in person at the 2011 Annual Meeting.

3.
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

4 .	After signing the enclosed GOLD proxy card, do not sign or return the White proxy card, even as a sign of protest. Only your latest dated proxy card will be counted.

If you have any questions or need assistance in voting your GOLD proxy, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: (800) 347-4750
Banks and Brokerage Firms Call Collect: (212) 269-5550

MODUSLINK GLOBAL SOLUTIONS INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PEERLESS

THE BOARD OF DIRECTORS OF MODUSLINK
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Timothy Brog, Jeffrey Wald and Andrew Kule, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of ModusLink Global Solutions, Inc. (“ModusLink” or the “Company”), which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Stockholders of the Company scheduled to be held at Norton's Woods Conference Center at the American Academy of Arts and Sciences, 136 Irving Street, Cambridge, Massachusetts 02138, on January 20, 2012 at 9:00 a.m. local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Peerless a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 6, “AGAINST” PROPOSAL 2 AND “ONE YEAR” FOR PROPOSAL 3.  IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSALS 4 AND 5, THIS PROXY WILL NOT BE VOTED ON SUCH PROPOSALS.

This Proxy will be valid until the completion of the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]Please mark vote as in this example

PEERLESS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 6, “AGAINST” PROPOSAL 2 AND “ONE YEAR” FOR PROPOSAL 3.  PEERLESS IS NOT MAKING ANY RECOMMENDATION RELATING TO PROPOSAL 4 AND 5.

Proposal  1 – Peerless’ Proposal to Elect Timothy Brog and Jeffrey Wald as Directors of the Company.

Nominees:	FOR all nominees	WITHHOLD authority from all nominees	*EXCEPTIONS
01 - Timothy Brog 02 - Jeffery Wald	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark the "Exceptions" box and write nominee's name in the space provided below.)

*Exception:  _________________________________

Proposal  2 – To approve, on an advisory basis, the compensation of ModusLink’s named executive officers.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal  3 – To approve, on an advisory basis, the frequency of future executive compensation advisory votes.
☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

Proposal  4 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal  5 – To approve the Tax Benefit Preservation Plan adopted by the ModusLink Board of Directors (the “Board”) on October 17, 2011.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal  6 –To recommend that the Company’s Board of Directors Amend the Company’s Certificate of Incorporation and Restated By-Laws, as Amended March 2, 2011, to Eliminate the Classified Board of Directors.  .
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal  7 – To transact such other business that may properly come before the 2011 Meeting or any adjournments or postponements thereof.

DATED:  ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.